Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO SENIOR CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of February 29, 2020 to the Senior Credit Agreement dated as of June 28, 2019 (as amended by the Amendment No. 1 dated January 17, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HORNBECK OFFSHORE SERVICES, INC. (the “Borrower”), the other Persons from time to time party thereto as Guarantors, the financial institutions party thereto from time to time as Lenders and CIT Northbridge Credit LLC, as collateral agent and administrative agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, in accordance with Section 14.1 of the Credit Agreement, the Borrower, the Guarantors, the Lenders and the Agent desire to cause the Credit Agreement to be amended on the terms set forth herein; and

WHEREAS, this Amendment will become effective on the Amendment Effective Date on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended by this Amendment.

ARTICLE II

AMENDMENTS TO THE CREDIT AGREEMENT

Section 2.01    Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a)    The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended by deleting each such definition in its entirety and substituting the following in lieu thereof:

Aggregate Receivables Formula Amount: means, at any time, an amount equal to the Tranche A-2 Receivables Formula Amount at such time.

Aggregate Restricted Cash Formula Amount: means, at any time, an amount equal to the Tranche B-2 Restricted Cash Formula Amount at such time.

Commitment: means, for any Lender of Tranche A-2 Loans and Tranche B-2 Loans, the obligation of such Lender to make Tranche A-2 Loans and Tranche B-2 Loans, in each case up to the principal amounts shown in Schedule 1.1(a). “Commitments” means the aggregate amount of all such Commitments of all Lenders.

Required Lenders: the Lenders holding more than 50% of (a) the aggregate outstanding Commitments or (b) after termination of the Commitments (or the Commitments otherwise being reduced to zero), the aggregate outstanding Loans or, upon payment in full of all Loans, the aggregate remaining Obligations; provided, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan by the Lender that funded the applicable Loan.

Tranche A-2 Receivables Formula Amount: means, on any date of determination, an amount equal to the sum of (a) (i) the Gross Receivables Amount (constituting eligible Receivables pursuant to Section 9.1.6) multiplied by (ii) 85%, minus (b) the Agent’s Reserves.

(b)    The definition of “Blocked Account” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting “the Tranche B-1 Blocked Account and” in its entirety therefrom. Each use of the term “Blocked Accounts” in the Credit Agreement and in all other applicable Loan Documents (other than in the definition of “Liquidity” and clause (h) in the definition of “Permitted Investments”, in each case, set forth in Section 1.1 of the Credit Agreement and in the following Sections of the Credit Agreement: 8.2.4 and 10.2.5) is hereby amended to replace each such term with the term “Blocked Account”.

(c)    The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting “$100,000,000” and substituting “$50,000,000” in lieu thereof.

(d)    The definition of “Collateral Account” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting “and each Blocked Account” in its entirety and substituting “, the Blocked Account and the Tranche B-1 Blocked Account” in lieu thereof.

(e)    The definition of “Controlled Unrestricted Account” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding “or the Tranche B-1 Blocked Account” immediately after “Blocked Account” set forth therein.

(f)    The definition of “Liquidity” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting “and the Tranche B-1 Blocked Account” immediately after “the Blocked Account”.

(g)    clause (h) of the definition of “Permitted Investments” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting such clause in its entirety and substituting the following in lieu thereof:

(h)    Investments in a Person that is not an Obligor, provided that if such Investment is being made with assets that constitute Collateral (i) no Event of Default shall have occurred and be continuing, (ii) no Cash Dominion Trigger Period then exists, or would exist after giving effect to such Investments and (iii) to the extent that the Tranche A Usage would exceed the Tranche A-2 Receivables Formula Amount, as adjusted for such Investment, the Borrower shall have either (x) repaid Tranche A Loans or (y) provided Agent with a Notice of Rebalancing requesting the release of amounts from the Blocked Account into the Tranche A Unrestricted Account (provided that such release shall not result in the amount on deposit in the Tranche B-2 Blocked Account to be less than the Tranche B-2 Restricted Cash Formula Amount, in each case at such time after giving effect to such Investment), in the case of either (x) or (y), in the amount of such excess,

(h)    The definition of “Protective Advance” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting “2.1.5” and substituting “2.4” in lieu thereof.

(i)    Section 1.1 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

Exercise of Remedies: means the exercise of any secured creditor enforcement rights or remedies that are available upon the occurrence of an Event of Default (it being understood that the sweeping of cash (or direction to sweep cash) under blocked account arrangements or the increase of the rate of interest applicable to all or any portion of the Obligations pursuant to the provisions of the Loan Documents do not constitute an exercise of secured creditor remedies), including, without limitation, any or all of the following: (i) the acceleration of the Obligations, (ii) the solicitation of bids from third parties to conduct in good faith the liquidation of any portion of the Collateral within a commercially reasonable time, (iii) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, and promoting the Collateral to conduct in good faith the sale of any portion of the Collateral within a commercially reasonable time, (iv) the opposition of the use of cash collateral or sale of assets in an Insolvency Proceeding, any action to foreclose on its Lien on any portion of the Collateral, (v) notification of account debtors to make payment to Agent or its agents, (vi) the sale or other disposition of all or substantially all of the Collateral by the Obligors with the consent of Agent (acting at the instruction of the Required Lenders during the existence of an Event of Default, whether or not any such sale or other disposition is permitted by the express terms of the Loan Documents), (vii) any action to take possession of any portion of the Collateral, or (viii) commencement of any legal proceedings or actions against or with respect to any portion of the Collateral.

Waterfall: means:

(a) prior to the Exercise of Remedies:

(i) all prepayments pursuant to Section 5.3 of the Loan Agreement shall be first, to the Tranche A Loans and related Obligations, until paid in full, and second, to the Tranche B Loans and the related Obligations, until paid in full.

(ii) all prepayments of the Tranche A Loans and related Obligations pursuant to Section 5.3 shall be applied first, ratably, to pay interest and fees (including any applicable repayment Fee) due in respect of Protective Advances and the Tranche A Loans until paid in full, and second, ratably, to pay the outstanding principal balance of all Protective Advances and Tranche A Loans, until paid in full .

(iii) all prepayments of the Tranche B Loans and related Obligations pursuant to Section 5.3 of the Loan Agreement shall be applied, in each case, ratably among the Lenders, first, to pay interest and fees due in respect of the Tranche B Loans, until paid in full, second, to pay the outstanding principal balance of Tranche B Loans, until paid in full, and third, to pay all other related Obligations, until paid in full.

(b) from and after the Exercise of Remedies, (w) all payments made by any Obligor on account of the Obligations, (x) all proceeds of insurance policies and awards or other payments with respect to any condemnation or similar proceeding, (y) all proceeds of Collateral (including all amounts or assets distributed on account of any portion of the Obligations that would be a secured claim under section 506(a) of the Bankruptcy Code) received in connection with an Exercise of Remedies and (z) all cash adequate protection payments (other than from or in respect of funds on deposit in the Tranche B-2 Blocked Account) shall be applied:

(i) first, to pay fees, indemnification, costs and expenses then due to Agent under the Loan Documents, until paid in full; second, ratably, to pay fees, indemnification, costs and expenses then due to Lenders under the Loan Documents, until paid in full; third, ratably, to pay interest due in respect of Protective Advances and the Loans, until paid in full; fourth, ratably (a) ratably, to pay the outstanding principal balance of all Protective Advances and Loans, until paid in full, and (b) ratably, to the Secured Bank Product Providers based upon amounts then certified by the applicable Secured Bank Product Provider to Agent to be due and payable to such Secured Bank Product Provider on account of Secured Bank Product Obligations; and fifth, to the Borrower or such other Person entitled thereto under applicable law.

(j)    Section 2.1.1(a) of the Credit Agreement is hereby amended by deleting “Tranche A-1 Loans or” in its entirety therefrom and inserting “available” between “Loans” and “to Borrower”.

(k)    Section 2.1.1(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

(b) each Tranche B Lender agrees, severally and not jointly, to make Tranche B-2 Loans available to Borrower from the Closing Date through the Commitment Termination Date.

(l)    Section 2.1.2 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

2.1.2    Loans on the Closing Date. On the Closing Date, each Tranche A Lender shall deposit into the Tranche A Unrestricted Account an amount equal to an amount equal to the Tranche A-1 Receivables Formula Amount or the Tranche A-2 Receivables Formula Amount, as applicable. On the Closing Date, each Tranche B Lender shall deposit into the Tranche B-1 Blocked Account or the Tranche B-2 Blocked Account, as applicable, an amount equal to the Tranche B-1 Restricted Cash Formula Amount or Tranche B-2 Restricted Cash Formula Amount, as applicable.

The parties acknowledge and agree that the Commitments shall be fully drawn on the Closing Date; provided, however, that in no event shall the aggregate amount of (1) Tranche A Loans outstanding at any time exceed the Aggregate Receivables Formula Amount, (2) Tranche B Loans outstanding at any time exceed the Aggregate Restricted Cash Formula Amount or (3) Loans outstanding at any time exceed (x) the Borrowing Base or (y) the Commitments. None of the Lenders shall be required to make Loans in excess of its Commitment. Delivery by Borrower of any Borrowing Base Report resulting in a release of any amounts from the Blocked Account into the Tranche A Unrestricted Account shall be deemed to be a Notice of Rebalancing in an aggregate amount equal to such requested release. The aggregate principal amount of the Tranche A-2 Loans and the Tranche B-2 Loans shall not exceed $50,000,000 at any time.

(m)    Section 2.1.3(a) of the Credit Agreement is hereby amended by deleting clause (i) of such section in its entirety and replacing such clause with “[reserved];”.

(n)    Section 2.1.3(b) of the Credit Agreement is hereby amended by deleting clause (i) of such section in its entirety and replacing such clause with “[reserved];”.

(o)    Section 2.1.4 of the Credit Agreement is hereby amended by deleting the text “Tranche A-1 Loans,” and by deleting “, Tranche B-1 Loans” in their entirety therefrom.

(p)    Section 2.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following lieu thereof:

2.4    Protective Advances. Agent, at the direction of the Required Lenders, shall be authorized to effect a rebalancing of the Tranche A-2 Loans from amounts on deposit in the Tranche B-2 Blocked Account (“Protective Advances”) (a) if such Loans are necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses, as long as such rebalancing does not cause (i) Tranche A Usage to exceed the Aggregate Receivables Formula Amount and (ii) Tranche A Usage and Tranche B Usage to exceed the Borrowing Base. Lenders of Tranche A-2 Loans shall participate on a Pro Rata basis in Protective Advances outstanding from time to time.

(q)    Section 5.2 of the Credit Agreement is hereby amended by deleting each use of the phrase “(on a Pro Rata basis)” in their entirety therefrom.

(r)    Section 5.3.1 of the Credit Agreement is hereby amended by deleting the phrase “on a Pro Rata basis (determined in accordance with clause (a) of the definition of “Pro Rata”)” in its entirety therefrom.

(s)    Section 5.3.2 of the Credit Agreement is hereby amended by deleting the term “Agreement Among Lenders” and substituting the term “Waterfall” in lieu thereof.

(t)    Section 5.6.1 of the Credit Agreement is hereby amended by deleting each reference to “Agreement Among Lenders” and substituting the term “Waterfall” in lieu thereof.

(u)    The second paragraph of Section 8.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “Agent may, at the direction of the Required Lenders, establish reserves (“Agent’s Reserves”) for any Receivables from a customer in a non-U.S. jurisdiction the security interest in which is not a perfected first priority security interest.”

(v)    Section 8.2.4 of the Credit Agreement is hereby amended by (i) deleting each use of the term “priorities set forth in the Agreement Among Lenders” and substituting the term “Waterfall” in lieu therefor and (ii) deleting the reference to “all Blocked Accounts” and substituting “the Blocked Account and the Tranche B-1 Blocked Account” in lieu thereof.

(w)    The text of Section 8.4.1 of the Credit Agreement is hereby deleted in its entirety and replaced with “[Reserved]”.

(x)    The text of clause (h) of Section 9.1.6 of the Credit Agreement is hereby deleted in its entirety and replaced with “[reserved]”.

(y)    The last sentence of Section 9.1.26 of the Credit Agreement is hereby deleted in its entirety.

(z)    Section 10.2.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

Disposition of Assets. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (the calculation of which shall be set forth in an officer’s certificate delivered to the Agent) of the Property subject to such Asset Sale; (ii) (A) at least 75% of the aggregate consideration received by Borrower and its Restricted Subsidiaries from such Asset Sale and all other Asset Sales since the Closing Date on a cumulative basis is in the form of cash or Cash Equivalents and (iii) (A) no Event of Default shall have occurred and be continuing, (B) no Cash Dominion Trigger Period then exists and (C) to the extent that the Tranche A Usage would exceed the Tranche A-2 Receivables Formula Amount, as adjusted for such Asset Sale, the Borrower shall have either (x) repaid Tranche A Loans or (y) provided Agent with a Notice of Rebalancing requesting the release of amounts from the Blocked Account into the Tranche A Unrestricted Account (provided that such release shall not result in the amount on deposit in the Tranche B-2 Blocked Account to be less than the Tranche B-2 Restricted Cash Formula Amount, at such time after giving effect to such Asset Sale), in the case of either (x) or (y), in the amount of such excess.

(aa)    Section 10.2.10 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

10.2.10    Transfer of Collateral. Notwithstanding anything to the contrary in the foregoing Sections 10.1 and 10.2, no Obligor shall undertake any transaction that, directly or indirectly, results in the transfer or disposition of any Collateral to any Person that is not an Obligor (a “Collateral Transfer”), including, without limitation, pursuant to any Asset Sale, Investment, Permitted Investment, Permitted Lien, incurrence of Permitted Refinancing Indebtedness, Restricted Investment, Restricted Payment, designation of any Unrestricted Subsidiary, or otherwise, until Borrower shall have provided evidence satisfactory to Agent (at the instruction of the Required Lenders) that either (i) such Collateral Transfer shall not result in (x) Tranche A Usage exceeding the Aggregate Receivables Formula Amount or (y) Tranche A Usage and Tranche B Usage exceeding the Borrowing Base, or (ii) prior to giving effect to such Collateral Transfer, Borrower shall have deposited, or shall have caused to be deposited, such amounts as directed by Agent in the Tranche B-2 Blocked Account sufficient to ensure that the amount on deposit in the Tranche B-2 Blocked Account equals the Tranche B-2 Restricted Cash Formula Amount.

(bb)    Section 11.2 of the Credit Agreement is hereby amended by deleting the use of the term “Lenders” and substituting “Required Lenders” in lieu thereof.

(cc)    The third and fifth sentences of Section 12.1.4 of the Credit Agreement are hereby amended by deleting the use of the term “Lenders” in each instance and substituting “Required Lenders (or such other percentage of the Lenders as may be required in accordance with the terms hereof)” in lieu thereof.

(dd)    clause (d) of Section 12.2.1 of the Credit Agreement is hereby amended by deleting “with the consent of Lenders” and substituting “with the consent of the Required Lenders (subject to Section 14.1.1)” in lieu thereof.

(ee)    Section 12.2.4 of the Credit Agreement is hereby amended by (i) deleting the first reference to “Lenders” and substituting “Required Lenders” in lieu thereof and (ii) deleting “and without giving effect to the limitations on actions by Lenders contained in the Agreement Among Lenders” in its entirety therefrom.

(ff)    Section 12.3(a) of the Credit Agreement is hereby amended by deleting each use of the term “Lenders” and substituting “Required Lenders” in lieu thereof.

(gg)    Section 12.7 of the Credit Agreement is hereby amended by deleting the last sentence of such section in its entirety and inserting the following new sentence in lieu thereof:

Notwithstanding any other provisions set forth in this Agreement or the other Loan Documents, (i) without limiting the Agent’s obligation to make the calculations required to be made by Agent under the Agreement and the other Loan Documents, the Agent shall not take any discretionary action or exercise any discretionary powers under this Agreement and/or any other Loan Document, except at the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) and (ii) each reference to “acceptable to Agent” (or any similar language) shall be construed to mean “acceptable to Agent (at the direction of Required Lenders)”; provided that nothing in this Section 12.7 shall limit any discretion or authority of the Agent to take any action provided for in Section 12.6.

(hh)    Section 12.8 of the Credit Agreement is hereby amended by deleting the first sentence of such section in its entirety and inserting the following new sentence in lieu thereof:

CNC shall resign as Agent on the earliest to occur of (i) the appointment of a successor agent by the Lenders and (ii) April 1, 2020.

(ii)    Section 12.11 of the Credit Agreement is hereby amended by deleting the first sentence of such section in its entirety.

(jj)    Section 12.12 of the Credit Agreement is hereby amended by deleting “, other than CNC,” in its entirety.

(kk)    Section 14.1.1 of the Credit Agreement is hereby amended by inserting “the Required Lenders or ” immediately after “the prior written agreement of” set forth in the third and fourth line thereof.

(ll)    Section 14.1.1(c) of the Credit Agreement is hereby amended by deleting “Tranche A-1 Accounts Formula Amount” and “Tranche B-1 Restricted Cash Formula Amount” in their entirety and changing “Tranche A-2 Accounts Formula Amount” to “Tranche A-2 Receivables Formula Amount”.

(mm)    Section 14.1.2 of the Credit Agreement is hereby amended to delete “(including, without limitation, the Agreement Among Lenders)” and “the Agreement Among Lenders,”.

(nn)    Exhibit B to the Credit Agreement is hereby amended, restated and replaced in the form attached hereto as Annex I.

(oo)    Schedule 1.1(a) of the Credit Agreement is hereby amended, restated and replaced in the form attached hereto as Annex II.

Section 2.02    Notwithstanding anything in the Credit Agreement to the contrary, the parties acknowledge and agree that, effective as of the Amendment Effective Date:

(a)     the Agreement Among Lenders shall be terminated and shall be of no further force and effect; and

(b)    all Tranche A-1 Loans and all Tranche B-1 Loans have been repaid in full (and cannot be reborrowed) and the Commitments to provide Tranche A-1 Loans and Tranche B-1 Loans have been terminated;

(c)    as of the date hereof, there are no Secured Bank Product Obligations or ABL Hedging Obligations (as defined in the Intercreditor Agreement) outstanding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and each Guarantor represents and warrants to the Administrative Agent and each Lender that, on and as of the Amendment Effective Date:

(a)    The execution, delivery and performance by the Borrower or such Guarantor, respectively, of this Amendment have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of the Borrower or such Guarantor, respectively.

(b)    This Amendment has been duly executed and delivered by the Borrower and such Guarantor, respectively, constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, respectively, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)    the representations and warranties of the Obligors contained in the Credit Agreement (other than Section 9.1.7(b) or 9.1.7(c) of the Credit Agreement) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date, except that any representation and warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date; provided that, notwithstanding the foregoing, the Obligors make no representation and warranty with respect to Section 9.1.17 solely insofar as such representations and warranties relate to the Borrower’s anticipated failure to make an interest payment on its 5.000% Senior Notes due 2021 in the amount of $11,250,000 due on March 1, 2020 and any cross-defaults related thereto.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.01    Effects of this Amendment.

(a)    This Amendment shall become effective upon the satisfaction of the following conditions (such date, the “Amendment Effective Date”):

(i)    the Agent shall have received this Amendment duly executed and delivered by the Borrower, the Guarantors, the Agent and each of the Required Lenders; and

(ii)    that certain Payoff Letter, dated February 29, 2020 (the “Payoff Letter”), among the Obligors, CIT Northbridge Funding I LLC (“CIT”), the other Lenders, and the Agent, shall be effective and the Borrower shall have paid to CIT the Payoff Amount (as defined in the Payoff Letter) in accordance with the terms thereof.

(b)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. For the avoidance of doubt, and without limiting the foregoing, except as expressly set forth herein, nothing herein shall be construed to waive or modify any of the requirements, restrictions or other provisions with respect to the Borrowing Base (or any of the definitions related thereto) set forth in the Credit Agreement, including without limitation, Section 9.1.6 of the Credit Agreement.

(c)    From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

ARTICLE V

REAFFIRMATION

Section 5.01    Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, (i) the Borrower and each Guarantor, respectively acknowledges and agrees that each Loan Document (other than the Agreement Among Lenders, which is terminated) to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby), (ii) the Borrower and each Guarantor hereby confirms and ratifies its continuing unconditional obligations under the Credit Agreement and the other Loan Documents with respect to all of the Obligations and Guaranteed Obligations (as defined in the

Guaranty and Security Agreement), as applicable, (iii) the Borrower and each Guarantor acknowledges and agrees that it has no offsets, claims or defenses to or in connection with the Obligations and Guaranteed Obligations, as applicable, and (iv) the Borrower and each Guarantor hereby reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Guaranty and Security Agreement and the other Loan Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment.

ARTICLE VI

MISCELLANEOUS

Section 6.01    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.02    Expenses. The Borrower agrees to reimburse the Agent and the Lenders for all out-of-pocket fees, charges and disbursements of counsel in connection with this Amendment, in each case to the extent required pursuant to Section 3.4 of the Credit Agreement.

Section 6.03    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes.

Section 6.04    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.05    Direction to Agent. Each of the Lenders party hereto hereby (i) confirms that it is a Lender under the Credit Agreement as of the date hereof and (ii) authorizes and directs the Agent to enter into this Amendment.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWER: HORNBECK OFFSHORE SERVICES, INC.

/s/ James O. Harp, Jr.
By:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Address: 103 Northpark Boulevard, Suite 300 Covington, LA 70433 Attn: James O. Harp, Jr. Telecopy: james.harp@hornbeckoffshore.com

GUARANTORS: HORNBECK OFFSHORE SERVICES, LLC HORNBECK OFFSHORE OPERATORS, LLC HOS PORT, LLC

/s/ James O. Harp, Jr.
By:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Address: 103 Northpark Boulevard, Suite 300 Covington, LA 70433 Attn: James O. Harp, Jr. Telecopy: james.harp@hornbeckoffshore.com

[Signature Page to Amendment No. 2 to Senior Credit Agreement]

HORNBECK OFFSHORE SERVICES DE MEXICO, S. DE R.L. DE C.V.

/s/ Samuel A. Giberga
By:	Samuel A. Giberga
Title:	Vice President

Address: 103 Northpark Boulevard, Suite 300 Covington, LA 70433 Attn: James O. Harp, Jr. Telecopy: Samuel.giberga@hornbeckoffshore.com

[Signature Page to Amendment No. 2 to Senior Credit Agreement]

HORNBECK OFFSHORE NAVEGACAO, LTDA.

/s/ Robert Thomas Gang
By:	Robert Thomas Gang
Title:	Administrator

Address: Avenida Paisagista Jose Silva de Azevadi Neto n200, Sala 201 Bloco 04 Barra da Tijuca, Rio de Janeiro, RJ CEP 2275-056 Attn: Robert Thomas Gang

[Signature Page to Amendment No. 2 to Senior Credit Agreement]

AGENT: CIT NORTHBRIDGE CREDIT LLC, as Agent

/s/ Jacqueline P. Iervese
By:	Jacqueline P. Iervese
Title:	Director
Address:	11 West 42nd Street, 13th Floor
New York, New York 10036
Attn: Peter Skavla
Telecopy: peter.skavla@cit.com

[Signature Page to Amendment No. 2 to Senior Credit Agreement]

[Lender Signature Pages are on file with the Agent]